UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2014 (October 6, 2014)

Cardtronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33864	76-0681190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Briarpark Drive, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 308-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 6, 2014 (the “Closing Date”), Cardtronics USA, Inc., (the “Purchaser”), a wholly owned subsidiary of Cardtronics, Inc. (“Cardtronics”), completed its previously announced acquisition of (i) all of the issued and outstanding membership interests of the Target Companies (as defined below) and (ii) substantially all of the assets of the Asset Sellers (as defined below), pursuant to the terms and conditions of that certain Purchase Agreement (the “Purchase Agreement”), dated as of July 21, 2014, among the Purchaser, WSILC, L.L.C. (“WSILC”), RTW ATM, LLC (“RTW” and, together with WSILC, the “Target Companies”), C.O.D., LLC (“COD”), WG ATM, LLC (“WG” and, together with COD, the “Asset Sellers”), as well as each of the following entities and individuals, Rock Island Capital Fund I, L.P. (“Rock Island Capital”), Rock Island Capital Q Fund I, L.P., Lanigan Holdings, LLC, Community Merchant Services, Inc., Kahuna Business Holdings, LLC, HR Financial Services, Inc., Arch ATM, Inc., Welch Systems, Inc., Jeffery M. Hewitt, Jeffrey A. Martin, David W. Welch, Brad Cummins, Sara J. Heinzmann, Jason W. Green, Mark Idel and Bryan Bauer (each, an “Equity Seller” and collectively, the “Equity Sellers”), and Rock Island Capital, in its capacity as the representative of the Equity Sellers and the Asset Sellers, for a total purchase price of approximately $160 million in cash (a portion of which was used to pay outstanding indebtedness of the Target Companies) plus the assumption of certain ordinary course operating obligations of the Asset Sellers (clauses (i) and (ii) above collectively referred to herein as the “Acquisition”). Cardtronics funded the Acquisition using cash on hand, a portion of the net proceeds of its recent private placement of 5.125% senior notes due 2022, and the remaining amount with borrowings under its revolving credit facility.

Pursuant to the Purchase Agreement, the Purchaser has deposited $16 million of the purchase price (the “Escrow Amount”) into an escrow account to satisfy any indemnification obligation or other liabilities of the Equity Sellers and the Asset Sellers under the Purchase Agreement. Subject to such use, fifty-percent of the Escrow Amount will be released nine months following the Closing Date and fifty-percent of the Escrow Amount will be released twenty-four months following the Closing Date.

A copy of the Purchase Agreement will be filed with Cardtronics’ Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014.

Item 7.01. Regulation FD Disclosure.

On October 7, 2014, Cardtronics issued a press release announcing the completion of the Acquisition. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The press release is being furnished pursuant to General Instruction B.2 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor is it subject to the liabilities of that section or deemed incorporated by reference into any filing made by Cardtronics under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

99.1	Press release, dated October 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDTRONICS, INC.

By:	/s/ E. Brad Conrad
E. Brad Conrad
Chief Accounting Officer

Dated: October 7, 2014

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

99.1	Press release, dated October 7, 2014.